SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2018 (April 2, 2018)

MoneyOnMobile, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Copy to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Fl.New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2018, MoneyOnMobile, Inc., a Texas corporation (the “Company”), received notice that the majority holders of the Series F Convertible Preferred Stock (the “Series F Preferred”) amended the terms of the Series F Preferred such that on or after December 31, 2022, the Company shall have the right, at its sole discretion, and not the obligation, to redeem all of the then-outstanding shares of Series F Preferred at a redemption price per share equal to the $1,000 plus all accumulated but unpaid dividends, if any.

On April 3, 2018, the Company received notice that the majority holders of the Series G Convertible Preferred Stock (the “Series G Preferred”) amended the terms of the Series G Preferred such that on or after December 31, 2019, the Company shall have the right, at its sole discretion, and not the obligation, to redeem all of the then-outstanding shares of Series G Preferred at a redemption price per share equal to the $1,000 plus all accumulated but unpaid dividends, if any.

On April 5, 2018, the Company received notice that the majority holders of the Series H Convertible Preferred Stock (the “Series H Preferred”) amended the terms of the Series H Preferred such that the holders of Series H Preferred shall not be entitled to any right or option to require the Company to redeem any shares of Series H Preferred. In addition, the Company shall not be entitled to elect to redeem any shares of Series H Preferred.

The Company intends to file an amendment to each of the certificates of designation of Series F Preferred, Series G Preferred and Series H Preferred to reflect the amended terms.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: April 6, 2018	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer